As filed with the Securities and Exchange Commission on January 14, 1994
                                                Registration No. ________

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                     FORM S-8
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933


                         FEDERATED DEPARTMENT STORES, INC.

 Delaware               7 West Seventh Street                      31-0513863
(State of              Cincinnati, Ohio 45202                (I.R.S. Employer
incorporation)              (513) 579-7000                  Identification No.)


                         FEDERATED DEPARTMENT STORES, INC.
                    RETIREMENT INCOME AND THRIFT INCENTIVE PLAN


                    Copies of notices and other communications
                                should be sent to:

Dennis J. Broderick, Esq.                       Neil Ganulin, Esq.
Senior Vice President, General Counsel            Frost & Jacobs
and Secretary                                    2500 PNC Center
Federated Department Stores, Inc.             201 East Fifth Street
7 West Seventh Street                        Cincinnati, Ohio  45202
Cincinnati, Ohio 45202                           (513) 651-6800
  (513) 579-7000




                          CALCULATION OF REGISTRATION FEE
Title of             Amount         Proposed Maximum        Proposed Maximum      Amount of
Securities           to be          Offering Price          Aggregate Offering    Registration
to be Regitstered    Registered     Per Share (1)           Price                 Fee
Common Shares,
par value $0.01
per share (2)        800,000        $22.26                  $17,808,000           $6,140.74


(1) Computed soley for the purpose of calculating the registration fee, based upon the average of the high and low prices per share of $22.26 on the New
York Stock Exchange on January 12, 1994, pursuant to Rule 457.

(2)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.





                             PART II


     Item 3.  Incorporation of Documents by Reference

    The following documents (or, as applicable, the portions thereof specified below) are incorporated by reference, as of their respective dates, in this Registration Statement:

    (a) The Company's Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended January 30, 1993, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

    (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended May 1, 1993, July 31, 1993 and October 30, 1993 and all other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended January 30, 1993;

    (c) The description of the Common Stock contained under the captions "Capital Stock--Common Stock--General," "Capital Stock--Common Stock--Trading Market," and "Capital Stock--Certain Corporate Governance Matters" in the Company's Registration Statement on Form 10, as amended (Registration No. 1-10951) (the "Form 10"); and

    (d) The Plan's Annual Report on Form 11-K for this fiscal year ended December 31, 1992 filed pursuant to Section 15(d) of the Exchange Act.

In addition, all documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

    Copies of the above documents (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents) and of the Company's 1993 Annual Report may be obtained upon request without charge from the Secretary of the Company, 7 West
Seventh Street, Cincinnati, Ohio 45202 (telephone number (513) 579-7000).

Item 4.  Description of Securities.

    Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

    Not Applicable.

Item 6.  Indemnification of Directors and Officers

    The Company's Certificate of Incorporation (the "Certificate") provides, as do the charters of many other publicly held companies, that the personal liability of directors of the Company to the Company is eliminated to the maximum extent permitted by Delaware law. The Certificate and the Company's By-Laws (the "By-Laws") provide for the indemnification of the directors, officers, employees, and agents of the Company and its subsidiaries to the full extent that may be permitted by Delaware law from time to time, and the By-
Laws provide for various procedures relating thereto. Certain provisions of the Certificate protect the Company's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care, except as set forth below. Under Delaware law, absent these provisions, directors could be held liable for gross negligence in the performance of their duty of care, but not for simple negligence. The Certificate absolves directors of liability for negligence in the performance of their duties, including gross negligence. However, the Company's directors remain liable for breaches of their duty of loyalty to the Company and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives an improper personal benefit. The Certificate also does not absolve directors of liability under section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

    Under Delaware law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Company.

    The Certificate provides, among other things, that each person who was or is made a party to, or is threatened to be made a party to, or is involved in, any action, suit, or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee, or agent for another entity), will be indemnified and held harmless by the Company to the full extent authorized by Delaware law, as in effect on February 4, 1992 (or, to the extent indemnification is thereafter broadened, as it may be amended), against all expense, liability, or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred thereby will be deemed to be contract rights and will include the right to be paid by the Company for the expenses incurred in defending the proceedings specified above in advance of their final disposition.

    As authorized by the Certificate, the Company has entered into indemnification agreements with each of its directors and officers. These indemnification agreements provide for, among other things, (i) the indemnification by the Company of the indemnitees thereunder to the extent described above, (ii) the advancement of attorneys' fees and other expenses, and
(iii) the establishment, upon approval by the Company's Board of Directors, of trusts or other funding mechanisms to fund the Company's indemnification obligations thereunder.

Item 7.  Exemption from Registration Claimed.

    Not Applicable.

Item 8.  Exhibits

    4.1 -- Federated Department Stores, Inc. Retirement Income and Thrift Incentive Plan

    4.2* -- Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 10)

    4.3* --        By-Laws of the Company (incorporated by reference to Exhibit
                   3.2 to the Form 10)

    4.4* -- Rights agreement between the Company and the Rights Agent thereunder (incorporated by reference to Exhibit 4.3 to the Form 10)

    5   --         Opinion of Counsel regarding the legality of the securities being registered.

                   The undersigned Registrant hereby undertakes that it will submit or has submitted the Federated Department Stores, Inc. Retirement Income and Thrift Incentive Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify Plan under Section 401 of the Internal Revenue Code of 1986, amended.

   23  --          Consent of KPMG Peat Marwick

   24*  --         Powers of Attorney (incorporated by reference to Exhibit 24 to Form S-8, Registration Statement, Registration No.
                   033-50831).

*  Previously filed.

Item 9.  Undertakings.

  (A)   The Company and the Plan hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Company or the Plan pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Company or the Plan pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (B) The Company and the Plan hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Company's or the Plan's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio on January 13, 1994.

                                        FEDERATED DEPARTMENT STORES, INC.


                                        By: \s\ Dennis J. Broderick
                                        Dennis J. Broderick
                                        Senior Vice President, General Counsel
                                        and  Secretary


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on January 13, 1994.

       Signature               Title


          *                    Chairman of the Board and Chief
     Allen I. Questrom         Executive Officer (principal
                               executive officer) and Director


          *                    Vice Chairman and Chief
     Ronald W. Tysoe           Financial Officer (principal financial
                               officer) and Director


          *                    Senior Vice President and Controller
     John E. Brown             (principal accounting officer)


          *                    Director
     Robert A. Charpie


          *                    Director
     Lyle Everingham


          *                    Director
     Meyer Feldberg


          *                    Director
     George V. Grune


          *                    Director
     Reginald H. Jones


          *                    Director
     John K. McKinley


          *                    Director
     G. William Miller


          *                    Director
     Joseph Neubauer


          *                    Director
     Karl M. von der Heyden


          *                    Director
     James M. Zimmerman



The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named persons.


                                  \s\ Dennis J. Broderick,
                                  Dennis J. Broderick,
                                  Attorney-in-Fact





     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on January 13, 1994.

                                FEDERATED DEPARTMENT STORES, INC.
                                RETIREMENT INCOME AND THRIFT
                                INCENTIVE PLAN


                                By:  \s\ Boris Auerbach
                                     Boris Auerbach
                                     Vice President and Member of Retirement
                                     Committee





                        INDEX TO EXHIBITS


Sequentially
Numbered
Exhibit No.    Exhibit                                                 Page






 4.1  --       Federated Department Stores, Inc. Retirement             E-1
               Income and Thrift Incentive Plan

 4.1* --       Certificate of Incorporation of the Company
               (incorporated by reference to Exhibit 3.1 to the Form 10)

 4.3* -- By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Form 10)

 4.4* -- Rights agreement between the Company and the Rights Agent thereunder (incorporated by reference to Exhibit 4.3 to the Form 10)

 5    --       Opinion of Counsel regarding the legality of the        E-313
               securities being registered.

23    --       Consent of KPMG Peat Marwick                            E-314

24*   --       Powers of Attorney




*  Previously filed.